UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 13, 2015 (February 13, 2015)

INVESTORS REAL ESTATE TRUST

(Exact name of registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 31st Ave SW, Suite 60

Minot, ND 58701

(Address of principal executive offices, including zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2015, the Board of Trustees of Investors Real Estate Trust (the “Company”) approved the following management changes, which take effect immediately. Diane K. Bryantt, currently the Company’s Executive Vice President and Chief Financial Officer, is appointed Executive Vice President and Chief Operating Officer. Ted E. Holmes, currently Senior Vice President of Finance, is appointed Executive Vice President and Chief Financial Officer. Mark W. Reiling, currently Executive Vice President of Asset Management, is appointed Executive Vice President and Chief Investment Officer. Nancy Andersen, currently Vice President and Chief Accounting Officer, is appointed Vice President and Principal Accounting Officer.

Ms. Bryantt’s annual base salary was increased from $279,805 to $315,000, effective immediately, in connection with her appointment as Executive Vice President and Chief Financial Officer. Mr. Holmes’s annual base salary was increased from $199,020 to $230,000 in connection with his promotion to Executive Vice President and Chief Financial Officer. Additionally, Mr. Holmes’s total award opportunity under the Company’s Short-Term Incentive Program, stated as a percentage of base salary in effect as of the first day of the performance period, for the achievement of threshold, target, and high performance requirements, was increased to 66%, 70% and 140%, respectively, from 47%, 50%, and 100%. Ms. Andersen will receive an annual base salary of $180,000, effective immediately, in her new role as Principal Accounting Officer.

A press release announcing these changes is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 8.01.             Other Events.

On February 13, 2015, the Company’s Board of Trustees declared a regular quarterly distribution of $0.1300 per share/unit payable on April 1, 2015 to common shareholders and unitholders of record at the close of business on March 16, 2015.

Investors Real Estate Trust’s Board of Trustees also declared on February 13, 2015 a distribution of $0.515625 cents per share on the Company’s Series A Cumulative Redeemable Preferred Shares (NYSE: IRET PR).  This distribution will be payable March 31, 2015 to Series A preferred shareholders of record at the close of business on March 16, 2015. Series A preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $2.0625 per share.

Also on February 13, 2015, the Board of Trustees declared a distribution of $0.496875 per share on the Company’s 7.95% Series B Cumulative Redeemable Preferred Shares (NYSE: IRET PRB), payable March 31, 2015 to Series B preferred shareholders of record at the close of business on March 16, 2015. Series B preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.9875 per share.

A press release announcing the distribution declarations is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

The following exhibit is filed herewith:

Exhibit 99.1.         Press Release dated February 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

	By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date: February 13, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated February 13, 2015

*	Filed herewith.